GAUCHO GROUP
HOLDINGS, INC.

GAUCHO BUENOS AIRES | ALGODON MANSION BUENOS AIRES | ALGODON WINE ESTATES WELLNESS RESORT | ALGODON WINE ESTATES PRIVATE ESTANCIAS | ALGODON FINE WINES SAN RAFAEL, MENDOZA



July 30, 2025

Dear Stockholders,

Momentum continues to build across Gaucho Holdings and our portfolio of assets in Argentina, and we're pleased to share that we are operating from a place of renewed strength and focus—fueled in large part by the encouraging economic and political developments taking place in the country. From wine and renewed focus on olive oil production at Algodon Wine Estates—including a new push to bring our estate-grown olive oil to the U.S. market in 2026—to hospitality, real estate, and lifestyle e-commerce, our portfolio of Argentine businesses is gaining traction at a time when the country itself is undergoing profound and historic transformation. Thanks to the continued support of our stockholders and the commitment of our whole team, we are seeing the results of years of strategic effort translate into measurable progress.

As part of this forward movement, we're pleased to share that as of June 26, 2025, Gaucho Holdings has successfully emerged from Chapter 11. As part of that process, we crossed an important milestone by completing the second of three scheduled settlement payments, with the third and final payment due in June 2026. Importantly, the Company was able to retain all of its core assets through the restructuring process—including Algodon Mansion in Buenos Aires; the full 4,138 acres of Algodon Wine Estates, our luxury vineyard, winery, and real estate development; as well as income-generating commercial properties in San Rafael and Córdoba.

With this restructuring milestone behind us, our focus has shifted squarely to revenue generation and asset value growth that includes Algodon Wine Estates' 4,138 acre real estate development, as well as across three key e-commerce platforms—fine wines, estate-grown olive oil, and luxury goods—with the goal of achieving scale, as detailed below.


ALGODON
WINE ESTATES
MALBEC

Investing in Infrastructure: Scaling Wine Production at the Source

At **Algodon Fine Wines**, we are pursuing growth by increasing the winery's production capacity from 500,000 to 1 million liters. In parallel, we are preparing to expand into Brazil with a new portfolio of entry-level wines specifically developed for the Brazilian market—one we view as having significant untapped potential. This product line is intended for both e-commerce and retail distribution, and will mark our first dedicated move into the broader Latin American market. Brazil will serve as a strategic gateway, with future plans to explore neighboring countries as we scale our regional presence.

We continue to make targeted improvements at Algodon Wine Estates that support long-term operational efficiency and product excellence. Construction is progressing on our newly expanded bottling room, a project that will allow us to streamline production and meet growing demand with greater control and consistency. This dedicated facility will serve as an important part of our estate's infrastructure, supporting both domestic and international distribution.



RENDERINGS: BOTTLING ROOM EXPANSION AT ALGODON WINE ESTATES

Expanding Our Reach: The Future of Algodon Extra Virgin Olive Oil

We are applying the same strategic focus to **Algodon Extra Virgin Olive Oil ("EVOO")**, the second pillar of our e-commerce strategy. Already available in Argentina through our domestic e-commerce platform and resort locations, this premium, estate-grown product is slated to launch in the United States in 2026 via our online channels. With global demand rising—driven by increasing awareness of olive oil's health benefits over heavily processed seed oils—we see this as a compelling and scalable revenue opportunity.

Our U.S. rollout will emphasize product integrity, provenance, and health education, supported by targeted digital and social media marketing. At a time when questions around the authenticity of some imported olive oils have gained global attention, our advantage is clear: Algodon EVOO is produced in small batches from olives grown in San Rafael, Mendoza—widely regarded as one of Argentina's premier olive-growing regions. This single-origin sourcing allows us to ensure quality and traceability from grove to bottle.

We plan to offer our delicious signature house blend as well as an outstanding second varietal with a distinctive peppery finish on the back palate, catering to a range of culinary preferences. As part of our direct-to-consumer strategy, we are also exploring monthly subscription models to build long-term customer relationships and recurring revenue.


ALGODON
ACEITE DE OLIVA VIRGEN EXTRA
SAN RAFAEL | MENDOZA | ARGENTINA
EXTRA VIRGIN OLIVE OIL
ALGODON FINE WINES
MENDOZA ARGENTINA

Expanding Our Digital Footprint: Gaucho.com

Rounding out our e-commerce strategy is **Gaucho.com**, our retail platform for luxury leather goods, accessories, and home items. Focused on showcasing premium Argentine craftsmanship to a global audience, Gaucho.com represents a scalable and design-driven channel that aligns with evolving consumer preferences in the digital retail space.

These second two platforms, in particular, offer scalable growth opportunities with direct-to-consumer reach, providing strong foundations for future growth. In support of this strategy, the recently announced framework for the anticipated zero-tariff agreement between Argentina and the United States may create new opportunities for cross-border trade—offering potential cost advantages as we expand product availability in the U.S. market. We believe the formal announcement of this zero-tariff agreement may follow in the weeks ahead, at a time when European exporters are expected to face a 15% tariff. This evolving trade dynamic could enhance Argentina's relative competitiveness in the U.S. market particularly for premium, estate-grown products like olive oil and wine.



SIGNATURE LEATHER GOODS BY GAUCHO – BUENOS AIRES

Global Recognition and Strategic Shifts

Argentina's reemergence on the global stage is drawing close attention from international institutions and observers. A recent Financial Times article asked: "Has Milei proved his critics wrong?"—a reflection on Argentina's rapid economic stabilization and its long-standing effort to reclaim global relevance.

Domestically, the shift is visible in the numbers. Argentina's annual inflation is down more than 98% since Milei took office with monthly inflation slowing to just 1.6% in June—a meaningful indicator of short-term stabilization. Loosened currency controls, the return of consumer credit, and policies encouraging the flow of previously sidelined capital—often referred to as "mattress dollars"—have supported a resurgence in economic activity. In Buenos Aires, real estate transactions rose 22% in May, fueled by tax incentives, favorable lending conditions, and broader financial normalization. Meanwhile, the automotive, construction, and tourism sectors are also showing renewed signs of growth.

On the global front, Argentina recently reached a staff-level agreement with the IMF to unlock $2 billion in funding, with officials praising its smooth transition to a liberalized currency regime. The country also announced plans to rejoin the U.S. Visa Waiver Program, reflecting deepening diplomatic and institutional ties. Under President Milei, Argentina has rapidly aligned with Western markets, values, and defense structures, forging closer relationships with the U.S. and NATO—what some analysts have called a "hyper west" stance.

Further supporting this Western alignment, Argentina has reduced export duties on key agricultural products, aiding sectors such as viticulture and olive oil. These changes are encouraging for our operations at Algodon Wine Estates and future product expansion beyond Argentina's borders.


ALGODON
ACEITE DE OLIVA VIRGEN EXTRA
EXTRA VIRGIN OLIVE OIL

Finally, we are pleased to share that Forbes Argentina is preparing a feature article on Gaucho Holdings. The story is expected to highlight our business model, resilience, and long-term presence in Argentina during this period of remarkable transition. We also expect it to spotlight Algodon Wine Estates' private estancias for sale, which we believe could play a significant role in helping market our luxury vineyard estate lots to a broader audience. We look forward to sharing more once the article is published.

As Argentina continues to evolve, we remain committed to operating with discipline, transparency, and long-term perspective. In the past, many of our revenue-generating initiatives were constrained by the country's former two-tiered currency system, which effectively caused us to forfeit up to 50% of earned income. Today, with the devaluation and unification of the exchange rate, we are seeing conditions that, for the first time in over a decade, allow us to fully re-engage and pursue opportunities in line with the potential of our sector. The last decade brought many challenges, but we are no longer in "hold" mode—we are in growth mode. We are encouraged by the progress we see both within our Company and in the broader environment around us, and we thank you—our stockholders—for your continued support as we move forward, together.

We encourage you to stay tuned—as conditions align in Argentina, we believe Gaucho Holdings is uniquely positioned in the right place, and finally at the right time.

Sincerely,

Scott L. Mathis Founder,
Chief Executive Officer and Chairman of the Board of Directors
smathis@gauchoholdings.com
www.GauchoHoldings.com

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this statement includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

GAUCHO
GROUP
HOLDINGS, INC.

1111 Lincoln Road, Ste. 500 Miami Beach, FL 33139